Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	January 19, 2011
Rich Rosen, CFA (Investors)
(513) 534-3307
Debra DeCourcy, APR (Media)
(513) 579-4153

FIFTH THIRD ANNOUNCES PLANS TO REPAY TARP PREFERRED SHARES

•	$1.7 BILLION PUBLIC COMMON STOCK OFFERING

•	PLANNED SENIOR DEBT OFFERING

•	INTENDS TO USE PROCEEDS TO REPURCHASE $3.4 BILLION OF TARP PREFERRED SHARES

Fifth Third Bancorp (“Fifth Third;” Nasdaq: FITB) today announced the commencement of a public offering of $1.7 billion of its common stock. The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission on form S-3.

Fifth Third intends to use the proceeds, together with the net proceeds of a planned senior debt offering and other available funds, to repurchase in full all 136,320 shares of its Series F Preferred Stock issued to the U.S. Treasury under its Troubled Asset Relief Program (“TARP”) Capital Purchase Program, after notification to and approval by the U.S. Treasury.

“We believe this action, and the anticipated repurchase of TARP preferred stock, will close a chapter for Fifth Third and open a new and better one,” said Kevin Kabat, President and CEO of Fifth Third Bancorp. “We have maintained a strong focus on revenue generation and expense management, while taking action to deal with credit issues from early in the cycle and to increase our capital and its quality. That focus and those actions provided the foundation for Fifth Third’s more than $500 million of net income to common shareholders in 2010 and for our strong capital position – both of which will be further enhanced with this offering and the repayment of TARP.

We believe that our resultant capital position will provide us with the capital flexibility to continue to grow our balance sheet as the economy improves, to return capital to shareholders in an appropriate manner given our profitability, and to act upon attractive strategic options that may present themselves. While U.S. banking regulators have not yet adopted regulations that incorporate changes contemplated under new global standards, our pro forma capital position would also more than satisfy immediately all currently proposed capital standards which will not be fully phased-in until 2019 globally.”

The following table outlines our reported capital position at 9/30/2010 and 12/31/10, as well as the pro forma result for both periods reflecting both a successful offering and the repayment of TARP preferred stock:

	As Reported		Pro Forma
Current U.S. standards	9/30/2010	12/31/2010	9/30/2010	12/31/2010
Tangible Common Equity / Tangible Assets[1,2]	6.7%	7.0%	8.1%	8.4%
Tier 1 Common Equity[1]	7.3%	7.5%	8.8%	9.0%
Tier 1 Capital[3]	13.8%	13.9%	12.1%	12.2%
Total Risk-Based Capital[3]	18.3%	18.1%	16.5%	16.4%

Under Basel III[4]
Tier 1 Common Equity[1]	7.8%	7.8%	9.3%	9.3%
Tier 1 Capital[3]	8.2%	8.2%	9.8%	9.7%

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Pro forma assumes $1.7 billion of common stock issued under the offering, net of an estimated approximately $50 million of offering costs and the acceleration of unamortized discount accretion related to the initial recording of the TARP preferred stock and warrants ($153 million at 12/31/10 and $164 million at 9/30/10)

[2]	Excluding unrealized securities gains of $314 million at 12/31/10 (approximately 26 basis points) and $432 million at 9/30/10 (approximately 36 bps)
[3]	Pro forma assumes $1.7 billion of common stock issued under the offering and the repurchase of $3.4 billion of TARP preferred stock
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Including estimated effect of Basel III proposed global capital standards for “Internationally Active” banks. Fifth Third is not an Internationally Active bank and is subject to U.S. capital standards. U.S. banking regulators have endorsed Basel III standards but have not adopted U.S. rules translating Basel III standards into U.S. capital standards.

The underwriters of the offering will be granted an option, solely to cover over-allotments and exercisable for 30 days from the date of pricing, to purchase up to an additional 10 percent of the number of shares of common stock offered in this offering (exclusive of such over-allotment option). If the over-allotment option is exercised, Fifth Third currently intends to enter into a forward sale agreement with an affiliate of J. P. Morgan Securities LLC. The purpose of any such forward sale agreement would be to limit the overall issuance of common equity by Fifth Third in the public offering and any over-allotment option to approximately $1.7 billion of newly issued shares. Pursuant to the terms of such forward sale agreement, Fifth Third would have the right to physically settle, net share settle or cash settle the forward sale agreement subject to certain limited exceptions. Fifth Third currently intends to net share settle any such forward sale agreement, and would not anticipate the number of additional new shares that may be issued under such circumstances, if any, to be significant.

After redemption of the TARP preferred stock, the U.S. Treasury would continue to hold warrants to purchase 43,617,747 shares of Fifth Third’s common stock at an initial exercise price of $11.72 per share. We intend to evaluate the potential purchase of these warrants directly from the U.S. Treasury or through participation in a subsequent auction process, which may or may not be successful.

J.P. Morgan Securities LLC is acting as the sole structuring coordinator for the offering and as capital advisor for Fifth Third’s TARP repayment planning. J.P Morgan Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, and Goldman, Sachs & Co. are acting as joint book-running managers for the offering, with Davis Polk & Wardwell LLP acting as their counsel. Graydon Head & Ritchey LLP is acting as legal advisor to Fifth Third.

Fifth Third has filed a registration statement (including a prospectus) (File No. 333-165689) with the SEC for the common stock offering described in this communication. Before you invest, you should read the prospectus in that registration statement and other documents Fifth Third has filed with the SEC for more complete information about us and this offering. You may obtain these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus may be obtained from the sales agents if you request it by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (866) 803-9204; Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey, 07311-3988, Telephone (800)
503-4611, or by e-mailing prospectus.cpdg@db.com; Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 1 Madison Avenue, 1B, New York, NY 10010, Telephone (800) 221-1037; Goldman, Sachs & Co., at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at 1-866-471-2526 or by emailing prospectus-ny@ny.email.gs.com.

This press release does not constitute an offer to sell or the solicitation of any offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus and related prospectus supplement.

General Information

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of December 31, 2010, the Company had $111 billion in assets and operated 15 affiliates with 1,312 full-service Banking Centers, including 103 Bank Mart® locations open seven days a week inside select grocery stores and 2,445 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 49% interest in Fifth Third Processing Solutions, LLC. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2010, had $266 billion in assets under care, of which it managed $25 billion for individuals, corporations and not-for-profit organizations. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties in separating Fifth Third Processing Solutions from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth;(22) ability to secure confidential information through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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